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AXP Global Series, Inc.
File No. 33-25824/811-5696

EXHIBIT INDEX

Exhibit (h)(9):     Transfer  Agency  Agreement  dated  March 9,  2000,  between
                    Registrant and American Express Client Service Corporation

Exhibit (i):        Opinion and consent of counsel

Exhibit (j):        Consent of Independent Auditors

Exhibit (q)(1):     Directors'  Power of  Attorney  to sign  Amendments  to this
                    Registration Statement, dated Jan. 13, 2000

Exhibit (q)(2):     Officers'  Power  of  Attorney  to sign  Amendments  to this
                    Registration Statement, dated Jan. 13, 2000

Exhibit (q))(3):    Trustees' Power of Attorney dated Jan. 13, 2000.

Exhibit (q)(4):     Officers' Power of Attorney dated Jan. 13, 2000.